UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 18, 2003

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Item 5.                    Other Events.

Wave Systems Corp. (“Wave”) has filed this Form 8-K/A in order to amend the Form 8-K originally filed on November 25, 2003, regarding the sale of 3,725,263 shares of Class A Common Stock, par value $.01 per share, and warrants to purchase Wave’s Class A Common Stock, in a private placement to certain institutional and accredited investors for an aggregate purchase price of $7,078,000.

This Form 8-K/A has been filed in order to provide the final executed Registration Rights Agreement and the Form of Warrant with the schedule of holders attached thereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 10.1	Form of Warrant issued by Wave to each of the purchasers of the Class A Common Stock and the placement agents, dated as of November 18, 2003 with the schedule of holders attached thereto.

Exhibit 10.2	Registration Rights Agreement by and among Wave and the purchasers of the Class A Common Stock, dated as of November 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Steven Sprague
Steven Sprague
Chief Executive Officer

Dated: February 13, 2004

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Warrant issued by Wave to each of the purchasers of the Class A Common Stock and the placement agents, dated as of November 18, 2003, with the schedule of holders attached thereto.

Exhibit 10.2	Registration Rights Agreement by and among Wave and the purchasers of the Class A Common Stock.